Exhibit 10.48

                     FIRST AMENDMENT TO
               ENRON CORP. 1994 DEFERRAL PLAN


     WHEREAS, Enron Corp. (the "Company") has heretofore adopted the Enron Corp. 1994 Deferral Plan (the "Plan"); and


     WHEREAS, the Board of Directors of the Company has determined and authorized that the Plan be amended to clarify the meaning of "Retirement" under the Plan as a result of changes being made to the Enron Corp. Retirement
Plan;

     NOW, THEREFORE, the Plan is amended as follows:

     Section 8.1 is rescinded and the following is inserted in its place:

     "8.1 Retirement Benefit. The Account balance shall be paid as elected by the Participant, with payments commencing on January 1 of the year following Retirement. "Retirement" means, after attainment of age 55 with at least 5 years of service, a Participant's termination of employment and eligibility to receive benefits under the Enron Corp. Retirement Plan."

     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Date:  August 7, 1995

ATTEST:                                ENRON CORP.

PEGGY B. MENCHACA                      By:  PHILIP J. BAZELIDES
Title: Vice President & Secretary      Title: Philip J. Bazelides
                                        Vice President, Corporate
                                            Human Resources
                                              Enron Corp.